EXHIBIT 5(b)

FORM OF APPLICATION

Variable Annuity Application
Home Office:	4 Manhattanville Road, Purchase, NY 10577
Administrative Office:	Transamerica Financial Life Insurance Company
4333 Edgewood Road NE, Cedar Rapids, IA 52499
Telephone:	(800) 525-6205

1. PRODUCT INFORMATION

Product: Liberty NY

☐	Non-Qualified	Qualified:
		☐	Custodial IRA	☐	Inherited IRA	☐	Roth IRA ☐ SEP IRA
		☐	Simple IRA	☐	Traditional IRA	☐	Other:

Signed at:
State

2. OWNER INFORMATION

Type of Owner:	☐ Custodian	☐ Guardianship	☐ Individual	☐ Trust (1)	☐ UGMA / UTMA
☐ Corporate ☐ Individual

Complete Legal Name:

Residential Address:*	City, State, Zip:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Telephone:	E-mail Address:

Gender:	☐ Male	Citizenship: ☐ U.S. Citizen	☐	Non-U.S.Citizen (Country of Citizenship: )
	☐ Female			Please Choose: ☐ Resident Alien ☐ Non-Resident Alien

3. JOINT OWNER INFORMATION (if applicable)

Relationship to Owner:

Complete Legal Name:

Residential Address:*	City, State, Zip:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Telephone:	E-mail Address:

Gender:	☐ Male	Citizenship: ☐ U.S. Citizen	☐	Non-U.S. Citizen (Country of Citizenship: )
	☐ Female			Please Choose: ☐ Resident Alien ☐ Non-Resident Alien

(1)	The Trustee Certification Form is required if a Trust is named as Owner.

*	A Residential Address must be completed and cannot be a P.O. Box.

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4. ANNUITANT INFORMATION

☐ Same as Owner

Relationship to Owner:

Complete Legal Name:

Residential Address:*	City, State, Zip:

Mailing Address:	City, State, Zip:

SSN:	Date of Birth:

Telephone:	E-mail Address:

Gender:	☐ Male	Citizenship: ☐ U.S. Citizen	☐ Non-U.S. Citizen (Country of Citizenship: )
	☐ Female		Please Choose: ☐ Resident Alien ☐ Non-Resident Alien

*	A Residential Address must be completed and cannot be a P.O. Box.

5. BENEFICIARY DESIGNATION (If there are more than 3 beneficiaries, attach an Additional Beneficiary Form.)

Beneficiary designation(s) must total 100%.

☐  Primary    ☐  Contingent         Allocation Percentage:                 %

Is this an Irrevocable Beneficiary? ☐ Yes ☐ No Is this a Restricted Beneficiary? ☐ Yes (2) ☐ No

Complete Legal Name:	☐	Spousal Beneficiary

Relationship to Annuitant:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Gender:	☐ Male	Citizenship: ☐ U.S. Citizen	☐ Non-U.S.Citizen (Country of Citizenship: )
	☐ Female		Please Choose: ☐ Resident Alien ☐ Non-Resident Alien
☐ N/A - Entity or Trust (1)

☐  Primary    ☐  Contingent         Allocation Percentage:                  %

Is this an Irrevocable Beneficiary? ☐ Yes ☐ No Is this a Restricted Beneficiary? ☐ Yes (2) ☐ No

Complete Legal Name:	☐	Spousal Beneficiary

Relationship to Annuitant:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Gender:	☐ Male	Citizenship: ☐ U.S. Citizen	☐ Non-U.S. Citizen (Country of Citizenship: )
	☐ Female		Please Choose: ☐ Resident Alien ☐ Non-Resident Alien
☐ N/A - Entity or Trust (1)

☐  Primary    ☐  Contingent         Allocation Percentage:                 %

Is this an Irrevocable Beneficiary? ☐ Yes ☐ No Is this a Restricted Beneficiary? ☐ Yes (2) ☐ No

Complete Legal Name:	☐	Spousal Beneficiary

Relationship to Annuitant:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Gender:	☐ Male	Citizenship: ☐ U.S. Citizen	☐ Non-U.S. Citizen (Country of Citizenship: )
	☐ Female		Please Choose: ☐ Resident Alien ☐ Non-Resident Alien
☐ N/A - Entity or Trust (1)

(1)	Please submit the Trustee Certification Form if a Trust is named as Beneficiary.

(2)	The Beneficiary Designation with Restricted Payout Form is required.

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6. SOURCE OF FUNDS

Purchase Amount $_______________________________

☐ Check/Wire Enclosed         ☐ Carrier to request release of funds         ☐ Agent/Client to request release of funds

Complete only ONE section, 6A or 6B; whichever is applicable.

A. NON-QUALIFIED

     ☐   New Money

     ☐   1035 Exchange - The IRC Section 1035 Exchange Form is required.

     ☐   CD/Mutual Fund Redemption - The Mutual Fund or CD Redemption Form is required.

B. QUALIFIED

     ☐   New Contribution - Tax Year: ______________________________

     ☐   Direct Transfer - The Qualified Funds Direct Rollover or Transfer Request Form is required.

     ☐   Rollover - The Qualified Funds Direct Rollover or Transfer Request Form is required.

From:	☐	401(k)	☐	Inherited IRA	☐	Traditional IRA

	☐	403(b)	☐	SEP IRA	☐	Roth IRA: Date first established

	☐	Custodial IRA	☐	Simple IRA	☐	Converted Roth: Date of conversion

	☐	Other:

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7. ELECTIONS

A.	GUARANTEED MINIMUM DEATH BENEFITS - If no option is selected, the Return of Premium Death Benefit will apply. Your selection cannot be changed after the policy has been issued.

☐	Return of Premium Death Benefit

☐	Annual Step-Up Death Benefit

B.	AVAILABLE RIDERS - If a rider is not selected, it will not apply.

☐	Retirement Income Choice 1.4 (RIC) Rider - Not available if the Living Benefits Rider is selected.

Select one of the following options - For Issue Ages: 0 to 85

☐ Income Single Designated Allocation Option		☐ Income Joint Designated Allocation Option

Fee:	Designated Allocation Group A - 1.25%	Fee:	Designated Allocation Group A - 1.25%

	Designated Allocation Group B - 0.90%		Designated Allocation Group B - 0.90%

	Designated Allocation Group C - 0.40%		Designated Allocation Group C - 0.40%

If you select one of the options shown above, 100% of your policy value must be in one or more of the designated investment options shown under Group A, Group B and Group C. You may transfer amounts among the designated investment options; however, you cannot transfer any amount to any investment option that is not a designated investment option, while this option is in effect.

The Retirement Income Choice 1.4 Rider can be terminated independently of the policy to which it is attached, at any time within a 30-day window after the fifth rider anniversary and every fifth rider anniversary thereafter.

The Guaranteed Lifetime Withdrawal Benefit under the Retirement Income Choice 1.4 Rider can only be taken as a withdrawal benefit and does not increase the policy value.

Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the Guaranteed Lifetime Withdrawal Benefit of the Retirement Income Choice 1.4 Rider has a positive value.

The Retirement Income Choice 1.4 Rider fees are a percentage of the Withdrawal Base, and the fees cover the benefit provided by this rider. The rider fees are only deducted from the separate account of the policy.

Withdrawals prior to the rider anniversary following the annuitant’s (or the younger of the annuitant’s spouse’s) 59th birthday will result in an excess partial withdrawal.

The Guaranteed Lifetime Withdrawal Benefit may not be appropriate for owners taking the Minimum Required Distribution, as these withdrawals may determine the withdrawal percentage at an earlier date than expected. This may result in lower guaranteed withdrawal amounts.

These riders may not be appropriate for owners taking Minimum Required Distributions prior to the 10th rider anniversary. The highest rider monthiversary component of the automatic step-up will not apply during rider years when an excess withdrawal has been paid. Please consult a tax advisor on this and the matter of selecting withdrawal options.

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7. ELECTIONS - AVAILABLE RIDERS (continued)

☐	Retirement Income Choice 1.4 (RIC) With Death Benefit Rider - Not available if the Living Benefits Rider is selected.

Select one of the following options - For Issue Ages: 0 to 85

☐ Income Death Single Designated Allocation Option		☐ Income Death Joint Designated Allocation Option

Fee:	Designated Allocation Group A - 1.50%	Fee:	Designated Allocation Group A - 1.45%

	Designated Allocation Group B - 1.15%		Designated Allocation Group B - 1.10%

	Designated Allocation Group C - 0.65%		Designated Allocation Group C - 0.60%

If you select one of the options shown above, 100% of your policy value must be in one or more of the designated investment options shown under Group A, Group B and Group C. You may transfer amounts among the designated investment options; however, you cannot transfer any amount to any investment option that is not a designated investment option, while this option is in effect.

The Retirement Income Choice 1.4 With Death Benefit Rider can be terminated independently of the policy to which it is attached, at any time within a 30-day window after the fifth rider anniversary and every fifth rider anniversary thereafter.

The Guaranteed Lifetime Withdrawal Benefit under the Retirement Income Choice 1.4 With Death Benefit Rider can only be taken as a withdrawal benefit and does not increase the policy value.

Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the Guaranteed Lifetime Withdrawal Benefit of the Retirement Income Choice 1.4 With Death Benefit Rider has a positive value.

The Retirement Income Choice 1.4 With Death Benefit Rider fees are a percentage of the Withdrawal Base, and the fees cover the benefit provided by this rider. The rider fees are only deducted from the separate account of the policy.

Withdrawals prior to the rider anniversary following the annuitant’s (or the younger of the annuitant’s spouse’s) 59th birthday will result in an excess partial withdrawal.

The Guaranteed Lifetime Withdrawal Benefit may not be appropriate for owners taking the Minimum Required Distribution, as these withdrawals may determine the withdrawal percentage at an earlier date than expected. This may result in lower guaranteed withdrawal amounts.

These riders may not be appropriate for owners taking Minimum Required Distributions prior to the 10th rider anniversary. The highest rider monthiversary component of the automatic step-up will not apply during rider years when an excess withdrawal has been paid. Please consult a tax advisor on this and the matter of selecting withdrawal options.

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7. ELECTIONS - AVAILABLE RIDERS (continued)

☐	Living Benefits Rider Cost (.90% Annually) - Not available if the Retirement Income Choice 1.4 Rider or Retirement Income Choice 1.4 With Death Benefit Rider is selected.

The Living Benefits Rider can be terminated independently of the policy to which it is attached, at any time after the third rider anniversary.

The Living Benefits Rider fee is a percentage of the “Principal Back” Total Withdrawal Base, and this fee covers all benefits under this rider. The Rider fee is only deducted from the Separate Account of the policy.

The owner must hold the policy in force until the Future Value Date in order to obtain the Guaranteed Minimum Accumulation Benefit available under the Living Benefits Rider.

The Guaranteed Minimum Withdrawal Benefit under the Living Benefits Rider can only be taken as a withdrawal benefit and does not increase the policy value.

Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if either of the withdrawal guarantees available through the Guaranteed Minimum Withdrawal Benefit of the Living Benefits Rider have positive value, or if the owner has held the rider for less than 10 rider years.

Partial withdrawals of the “Principal Back” Guaranteed Annual Withdrawal Amount will result in an excess partial withdrawal under the “for life” withdrawal guarantee. This reduction may be on a greater than dollar-for-dollar basis.

If you choose the Living Benefits Rider, it may result in a lower policy value in certain situations. If policy value is transferred from your chosen variable investment options to the PAM investment options, less of your policy value may be available to participate in any future positive investment performance of your variable investment options. This may potentially provide a lower policy value than if you did not select the Living Benefits Rider.

The Guaranteed Minimum Accumulation Benefit and Guaranteed Minimum Withdrawal Benefit under the Living Benefits Rider may not be appropriate for owner subject to minimum distribution requirements under an IRA or other qualified plan prior to expiration of 10 rider years.

Exercise of Guaranteed Minimum Withdrawal benefits after the required minimum distribution beginning date under an IRA or other qualified plan may not be appropriate. Please consult a tax advisor on this and other matters of selecting withdrawal options.

8. INVESTMENT SELECTION

A. DOLLAR COST AVERAGING (DCA) PROGRAM

Transfer from:

☐ DCA Fixed Account	☐ TA Money Market VP ☐ TA U.S. Government Securities VP

Frequency and Number of Transfers:

There is a minimum of $500 for each DCA Transfer.

Monthly:	☐ 6	☐ 12	☐ 24	☐	Other: _________________	(minimum 6 months/maximum 24 months)

Quarterly:	☐4	☐8

B.	ASSET REBALANCING PROGRAM - Rebalancing will not begin until completion of DCA Program, if applicable. Money invested in the Fixed Account is not included. More than one investment option must be allocated to participate in this program. If you would like to rebalance to a mix other than indicated in Section 8C, please complete the Optional Services Form.

I	elect Asset Rebalancing: ☐ No ☐ Yes

Rebalance	the variable investment options according to my allocations in Section 8C using the frequency indicated below.

☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually

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8. INVESTMENT SELECTION (continued)

C. PORTFOLIO FUND ALLOCATIONS

If the Retirement Income Choice 1.4 Rider or the Retirement Income Choice 1.4 With Death Benefit Rider is elected, allocations are only allowed among these Designated Allocation options shown below. If no Retirement Income Choice 1.4 Rider or Retirement Income Choice 1.4 With Death Benefit Rider is elected, allocations are allowed among all Investment Options. Allocations must be entered in whole percentages. The Initial Allocation Percentage column and DCA Allocation Percentage column must each total 100%

Additional investment options are continued on the next page.

Investment Options:

Designated Allocation Group A

Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)
_____.0%	_____.0%	Fidelity - VIP Balanced Portfolio	_____.0%	_____.0%	TA Index 75 VP
_____.0%	_____.0%	TA Asset Allocation - Moderate Growth VP	_____.0%	_____.0%	TA International Moderate Growth VP
_____.0%	_____.0%	TA Balanced VP	_____.0%	_____.0%	TA Value Balanced VP
_____.0%	_____.0%	TA Efficient Markets VP

If any of the Group A Designated Allocation options listed below are elected, a Fund Facilitation Fee will be charged in addition to any policy fees and charges:

Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)
_____.0%	_____.0%	AllianceBernstein Balanced Wealth Strategy Portfolio 0.20%	_____.0%	_____.0%	Franklin Templeton VIP Founding Funds Allocation Fund 0.15%

Designated Allocation Group B

Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)
_____.0%	_____.0%	TA Asset Allocation - Moderate VP	_____.0%	_____.0%	TA Index 50 VP
_____.0%	_____.0%	TA BlackRock Tactical Allocation VP

If any of the Group B Designated Allocation options listed below are elected, a Fund Facilitation Fee will be charged in addition to any policy fees and charges:

Initial % (Required)	DCA % (Optional)
_____.0%	_____.0%	TA BlackRock Global Allocation VP 0.10%

Designated Allocation Group C

Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)
_____.0%	N/A .0%	DCA Fixed Account	_____.0%	_____.0%	TA Money Market VP
_____.0%	N/A .0%	1 Year Fixed Guaranteed Period Option	_____.0%	_____.0%	TA PIMCO Total Return VP
_____.0%	_____.0%	TA Asset Allocation - Conservative VP	_____.0%	_____.0%	TA U.S. Government Securities VP

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8. INVESTMENT SELECTION - PORTFOLIO FUND ALLOCATIONS (continued)

The Initial Allocation Percentage column and DCA Allocation Percentage column must each total 100%.

Investment Options:

Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)
_____.0%	_____.0%	AIM V.I. Basic Value Fund	_____.0%	_____.0%	TA Clarion Global Real Estate Securities VP
_____.0%	_____.0%	AIM V.I. Capital Appreciation Fund	_____.0%	_____.0%	TA Convertible Securities VP
_____.0%	_____.0%	AllianceBernstein Growth and Income Portfolio	_____.0%	_____.0%	TA Equity VP
_____.0%	_____.0%	AllianceBernstein Large Cap Growth Portfolio	_____.0%	_____.0%	TA Growth Opportunities VP
_____.0%	_____.0%	Fidelity - VIP Contrafund® Portfolio	_____.0%	_____.0%	TA JPMorgan Enhanced Index VP
_____.0%	_____.0%	Fidelity - VIP Equity-Income Portfolio	_____.0%	_____.0%	TA Jennison Growth VP
_____.0%	_____.0%	Fidelity - VIP Growth Portfolio	_____.0%	_____.0%	TA Legg Mason Partners All Cap VP
_____.0%	_____.0%	Fidelity - VIP Mid Cap Portfolio	_____.0%	_____.0%	TA MFS High Yield VP
_____.0%	_____.0%	Fidelity - VIP Value Strategies Portfolio	_____.0%	_____.0%	TA MFS International Equity VP
_____.0%	_____.0%	Franklin Income Securities Fund	_____.0%	_____.0%	TA Marsico Growth VP
_____.0%	_____.0%	Janus Aspen - Enterprise Portfolio	_____.0%	_____.0%	TA Science & Technology VP
_____.0%	_____.0%	Janus Aspen - Worldwide Portfolio	_____.0%	_____.0%	TA Small/Mid Cap Value VP
_____.0%	_____.0%	MFS® New Discovery Series	_____.0%	_____.0%	TA T. Rowe Price Equity Income VP
_____.0%	_____.0%	MFS® Total Return Series	_____.0%	_____.0%	TA T. Rowe Price Growth Stock VP
_____.0%	_____.0%	Mutual Shares Securities Fund	_____.0%	_____.0%	TA T. Rowe Price Small Cap VP
_____.0%	_____.0%	Templeton Foreign Securities Fund	_____.0%	_____.0%	TA Templeton Global VP
_____.0%	_____.0%	TA American Century Large Company Value VP	_____.0%	_____.0%	TA Van Kampen Active International Allocation VP
_____.0%	_____.0%	TA Asset Allocation - Growth VP	_____.0%	_____.0%	TA Van Kampen Large Cap Core VP
_____.0%	_____.0%	TA BlackRock Large Cap Value VP	_____.0%	_____.0%	TA Van Kampen Mid-Cap Growth VP
_____.0%	_____.0%	TA Capital Guardian Value VP	100%	100%

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9. OWNER ACKNOWLEDGEMENTS & SIGNATURES

A. REPLACEMENT INFORMATION - All questions in this section must be answered.

☐  No    ☐  Yes Will this annuity replace or change any existing annuity or life insurance?

If yes - Company: _______________________________________  Policy #: _________________

B. DISCLOSURES

•	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

•	I am in receipt of a current prospectus for this variable annuity.

•	I am in receipt of the privacy notice.

•

This application is subject to acceptance by Transamerica Financial Life Insurance Company. If this application is rejected for any reason, Transamerica Financial Life Insurance Company will be liable only for return of purchase payment paid.

•

I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Tax Identification Number and any other information necessary to sufficiently identify each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination.

•	Account values when allocated to any of the options in Section 8C are not guaranteed as to fixed dollar amount.

C.	SIGNATURES

☐	Check here if you want to be sent a copy of “Statement of Additional Information.”

I HAVE REVIEWED MY FINANCIAL OBJECTIVES AND INSURANCE NEEDS, INCLUDING ANY EXISTING ANNUITY COVERAGE, AND FIND THE ANNUITY BEING APPLIED FOR IS APPROPRIATE FOR MY NEEDS.

Date:

Owner(s) Signature: X

Joint Owner(s) Signature: X

Annuitant Signature (if not Owner): X

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10. REPRESENTATIVE/AGENT ACKNOWLEDGEMENTS & SIGNATURES

A. REPLACEMENT INFORMATION - All questions in this section must be answered.

☐ No ☐ Yes	Do you have any reason to believe the annuity applied for will replace or change any existing annuity or life insurance?

B. REPRESENTATIVE/AGENT SIGNATURES

I HAVE MADE REASONABLE EFFORTS TO OBTAIN INFORMATION CONCERNING THE CONSUMER’S FINANCIAL STATUS, TAX STATUS, INVESTMENT OBJECTIVES AND SUCH OTHER INFORMATION USED OR CONSIDERED TO BE REASONABLE IN MAKING THE ANNUITY RECOMMENDATION AND FIND THE ANNUITY BEING APPLIED FOR APPROPRIATE FOR HIS/HER NEEDS.

#1: Registered Representative/Licensed Agent

Print First Name:

Print Last Name:

Signature: X

Representative/Agent ID Number:

Email Address (Optional):

Phone Number:

Firm Name:

Firm Address:

#2: Registered Representative/Licensed Agent

Print First Name:

Print Last Name:

Signature: X

Representative/Agent ID Number:

Email Address (Optional):

Phone Number:

For Representative/Agent Use Only - Contact your home office for program information.

Commission options below are based on the product and rider(s) selected.

☐	Option A
☐	Option B

(Once selected, program cannot be changed)

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